Exhibit 10.41

GUARANTY

DATED:  February 24, 2004

PARTICULAR TERMS - DEFINITIONS

As used in this Guaranty, the following terms and expressions have the respective meanings indicated opposite each of them; where the meaning of any term is stated to be “None”, provisions involving the application of that term shall be disregarded:

Guarantor:
	Name:	Johan P. Finley
	Address:	c/o Borrower 6171 McLeod Drive Las Vegas, NV 89120

Lender:
	Name:	FIRST STATE BANK OF THERMOPOLIS, a state chartered bank
	Address:	435 Arapahoe Thermopolis, WY 82443-1232 Attn: Brian Yarrington, President Telephone: (307) 864-5561 Fax: (307) 864-9326

Borrower:
Name:

PDS GAMING CORPORATION, a Minnesota corporation (“PDS-M”), PDS GAMING CORPORATION-NEVADA, a Nevada corporation (“PDS-NV”), PDS GAMING CORPORATION-MISSISSIPPI, a Mississippi corporation (“PDS-MS”), and PDS GAMING CORPORATION-COLORADO, a Colorado corporation (“PDS-CO”) (PDS-M, PDS-NV, PDS-MS and PDS-CO are jointly and severally, the “Borrower”)

	Address:	6171 McLeod Drive Las Vegas, NV 89120 Attn: Peter D. Cleary, President Telephone: (702) 736-0700 Fax: (702) 740-8692

Note:
	Amount:	A Promissory Note for $7,691,796 (the “Note”)
	Date:	Dated of even date herewith, including any extensions, renewals or modifications thereof.

Collateral:	None

Collateral Documents:

Collateral Documents mean any other document executed by the Borrower or required of the Guarantor as the same may be extended, replaced, renewed or modified related to or executed in conjunction with the Note

Indebtedness:	The amount of the Note as the same may be extended, replaced, renewed or modified.

THIS GUARANTY, by the Guarantor (“Guarantor”) is made on the above date to Lender:

Section 1.                         Consideration/Nature of Guaranty.

In order to induce Lender to make the loan evidenced by the Note to Borrower, and in consideration thereof and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby unconditionally guarantees to the Lender:  (a) the due and punctual payment, and not just the collectibility, of the principal of, and interest on the Note when due, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, and further including all Indebtedness, all at the times and place and at the rates described in, and otherwise according to the tenor of the Note and Collateral Documents, (b) the punctual and faithful performance and observation by the Borrower of all duties, agreements, and obligations of Borrower contained in the Collateral Documents, including but not by way of limitation, the affirmative covenants, the negative covenants and the truth and accuracy of all Representations and Warranties therein set forth.

Section 2.                         Security Instruments.

The Note and Collateral Documents, and all other, by way of example, related instruments, documents and writings (sometimes hereinafter collectively referred to as the “Security Instruments”) are hereby  made a part of this Guaranty by reference thereto, with the same force and effect as if fully set forth herein.

Section 3.                         Continuation of Liability.

The liability of the Guarantor shall in no way be affected or impaired by: (a) any amendment, alteration, extension, renewal, waiver, indulgence or other modification of the Security Instruments or Indebtedness; (b) any settlement or compromise in connection with the Indebtedness or Security Instruments; (c) any subordination of payments under the Indebtedness or Security Instruments to any other debt or claim; (d) any substitution, exchange, release or other disposition of all or any part of the Indebtedness or Security Instruments; (e) any failure, delay, neglect, act or omission by Lender to act in connection with the Indebtedness or Security Instruments; (f) any advances for the purpose of performing any covenant or agreement of the Borrower, or curing or otherwise in connection with any breach, event of default, Event of Default (any default, Default or Event of Default, collectively an “Event of Default”, shall mean the occurrence of any act, omission or failure (including failure to pay all sums due at maturity) of the Note or the Indebtedness (herein “Events of Default”) of any of the following, after any applicable notice and the expiration of time to cure as hereinafter provided:

Borrower shall fail to make payment of any installment of principal and/or interest required or of any payment by Borrower, within ten (10) days from the date same is due and payable except at maturity ; or

The failure or breach of any other covenant, warranty, agreement, undertaking, condition, promise, representation or warranty herein contained and/or contained in the Security Instruments:

(i)                                     a general assignment by Borrower for the benefit of creditors;

(ii)                                  the filing of a voluntary petition in bankruptcy by Borrower;

(iii)                               the filing of any involuntary petition under any bankruptcy or insolvency law by Borrower’s creditors, said petition remaining undischarged for a period of sixty (60) days;

(iv)                              the appointment by any court of a receiver to take possession of substantially all of Borrower’s assets for a period of sixty (60) days; or

(v)                                 attachment, execution or other judicial seizure of substantially all of Borrower’s assets, such attachment, execution or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof.

(vi)                              the filing by or against Borrower of bankruptcy, insolvency, reorganization or other debtor’s relief afforded Borrower pursuant to the present or future provisions of the Bankruptcy Code or any other state or federal statute or by the decision of any court; or (h) any other matter whether similar or dissimilar to the foregoing.  The obligations of Guarantor are unconditional, notwithstanding any defect in the genuineness, validity, regularity or enforceability of the Indebtedness or the Security Instruments, or any other circumstances whether or not referred to herein, which might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor.

Section 4.                         Waivers.

To the extent permitted by Nevada law, the Guarantor hereby waives: (a) notice of acceptance of this Guaranty and of creations of Indebtedness of Borrower to Lender; (b) presentment and demand for payment of any Indebtedness of Borrower (c) protest, notice of protest, and notice of dishonor or default to the Guarantor or to any other party with respect to any of the Indebtedness or Security Instruments; (d) all other notices to which the Guarantor might otherwise be entitled; (e) any demand for payment under this Guaranty; (f) any defense arising by reason of any disability or other defense of Borrower by reason of the cessation from any cause whatsoever of the liability of the Borrower; (g) any rights to extension, composition or otherwise under the Bankruptcy Code or any amendments thereof, or under any state or other federal statute; (h) any right or claim or claim of right to cause a marshaling of Borrower’s assets; and (j) the provisions of Nevada Revised Statutes (“NRS”) Section 40.430 through the provisions of NRS 40.495.  No notice to or demand on the Guarantor shall be deemed to be a waiver of the obligation of the Guarantor or of the right of Lender to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

Section 5.                         Exercise of Rights by Lender.

This is an irrevocable, unconditional and absolute guaranty of payment and performance and Guarantor agrees that the liability of Guarantor on this Guaranty shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies it may have against the Borrower or others, or the enforcement of any lien or realization upon any security or Collateral that Lender may at any time possess.  Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Borrower or in separate actions, as often as Lender, in its sole discretion, may deem advisable.  No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender against Borrower under any document or instrument evidencing or securing the Indebtedness, including but not by way of limitation, the Security Instruments of Borrower to Lender shall serve to diminish the liability of Guarantor, except to the extent Lender realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon Guarantor’s right of subrogation against Borrower.  Receipt by Lender of payment or payments with knowledge of the breach of any provision of any of the Indebtedness or Security Instruments shall not, as to the Guarantor, be deemed a waiver of such breach.  All rights, powers and remedies of Lender hereunder and under any other agreement now or at any time hereafter in force between Lender and Guarantor shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Lender by law.  Notwithstanding anything herein to the contrary, in the event of default by Borrower under the Note, for as long as either Guarantor or Borrower shall cause the monthly installment payments due under the Note to be paid to Lender as and when due under the Note, for purposes of determining the Guarantor’s liability under the Note, interest accrual on the outstanding balance due under the Note shall be calculated at the rate set forth in Section 3. a. (Loan Rate) of the Note, and not at the rate set forth under Section 3. b. (Default Rate) of the Note.

Section 6.                         Subordination

In any event that Guarantor shall advance or become obligated to pay any sums to the Borrower, or in the event that for any reason Borrower or any subsequent owner of any Collateral granted as security to Lender under the Security Instruments is now or shall hereafter become indebted to Guarantor, the amount of such indebtedness shall at all times be subordinate as to lien, time of payment and in all other respects, to the amounts owing to Lender by Borrower with regard to the subject property or any right to participate in any way therein or in the right, title or interest of Lender in such property, all rights of subrogation and participation being hereby expressly subordinated as aforesaid.

Section 7.                         Representations and Warranties/Notice/Financial Statements.

Guarantor represents, warrants and covenants to Lender that, as of the date of this Guaranty: the fair salable value of Guarantor’s assets exceeds its liabilities; Guarantor is meeting its current liabilities as they mature; any financial statements of Guarantor furnished Lender are true and correct in all material respects and include in the footnotes thereto all material contingent liabilities of Guarantor; since the date of said financial statements there has been no material adverse change in the financial condition of Guarantor; there are not now pending any material court or administrative proceedings or undischarged judgments against Guarantor and no federal or state tax liens have been filed or threatened against Guarantor, is Guarantor in default or claimed default under any agreement for borrowed money.  Guarantor agrees to immediately give Lender written notice of any material adverse change in his financial condition, including but not limited to material litigation commenced, tax liens filed, default claimed under his indebtedness for borrowed money or bankruptcy proceedings commenced by or against Guarantor.  Guarantor shall deliver, timely to Lender the financial statements and information required of Guarantor under the Loan Agreement, Guarantor is fully aware of the financial condition of the Borrower.  Guarantor delivers this Guaranty based solely upon his own independent investigation and in no part upon any representation or statement of Lender with respect thereto.  Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Borrower’s financial condition as such Guarantor may deem material to his obligations hereunder; and Guarantor is not relying upon nor expecting Lender to furnish it any information in the Lender’s possession concerning Borrower’s financial condition.

Section 8.                         Expenses/Preferential Payments.

Guarantor further agrees to pay all reasonable out-of-pocket expenses incurred by Lender in connection with enforcement of its rights under the Indebtedness, Security Instruments, this Guaranty, or in the event the Lender is a party to any litigation because of the existence of the Indebtedness, the Security Instrument or this Guaranty, as well as court costs, reasonable out-of pocket collection charges and reasonable attorney fees and disbursements.  Guarantor further agrees that to the extent Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 9.                         Binding Effect/Joint and Several Liability.

Each reference herein to Lender shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also run.  The pronouns and relative words herein used shall be read as if written in the plural, feminine, masculine or neuter form so as to appropriately refer to the parties designated.

Section 10.                   Termination.

Notwithstanding anything herein contained, this Guaranty shall become null and void and the liability of the Guarantor terminated only in the event the Borrower shall pay to the Lender in full the Indebtedness, and the Loan Agreement terminated due to payment in full of the Indebtedness and further provided Guarantor shall have received written notice thereof from Lender, and all other sums and payments which may be or become owing under the Indebtedness, or elsewhere provided for herein, or in any of the Security Instruments.

Section 11.                   Security.

None.

Section 12.                   Covenants as to Loan Agreement.

Guarantor has been provided copies of the Security Instruments, has reviewed the same, and acknowledges the contents thereof, including, but not by way of limitation, the rights or remedies of Lender, the Guarantor agrees to be bound by the terms, conditions, requirements, covenants, representations, warranties, and obligations therein set forth, and the Security Instruments are hereby incorporated by this reference as if fully rewritten and the Guarantor shall be bound by same.

Section 13.                   Representations and Warranties.

Guarantor represents and warrants to Lender as follows:

A.                         Authority.  Guarantor has full power and authority to execute and deliver this Guaranty.

B.                           Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor threatened against or affecting the Guarantor or the property of the Guarantor in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would be reasonably likely to result in any material adverse change in the respective business, properties or assets or in the condition, financial or otherwise, of either of the Guarantor.  Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality, default under which might have consequences which would materially and adversely affect the business or properties of the Guarantor.

C.                           Adverse Contracts, etc.  Guarantor is not a party to any contract or agreement or subject to any other restriction or unusually burdensome order of any regulatory commission, board or agency which materially and adversely affect its/his business, properties or assets or its/his condition, financial or otherwise.  The execution and performance of this Guaranty will not result in the creation of any other encumbrance or charge upon any asset of Guarantor pursuant to the terms of any other agreement.  No provision of any existing mortgage, indenture, contract or agreement binding on Guarantor or affecting his/her property is in effect which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of the Guarantor’s Collateral Documents that has not been waived or consented to.

D.                          Default.  There is no Event of Default (as defined in the Loan Agreement) under this Guaranty, now existing or hereafter executed, and no event, act or omission has occurred and is continuing which, with applicable notice or the passage of time or either, would constitute an Event of Default thereunder.

E.                            Survival and Continuation.  All representations and warranties contained herein are and shall continue to be true and accurate, at all times while any Indebtedness is outstanding, and the continuing truth and accuracy thereof shall survive the execution hereof and the consummation of the transactions herein contemplated or contemplated in the Loan Agreement.

Section 14.                   Covenants.

Guarantor covenants and agrees that, so long as any Indebtedness is due Lender, it will;

A.                         Performance of Obligations.  Perform all of the obligations, covenants and agreements of Guarantor under this Guaranty, or any other agreement, or other document executed between the

Lender and Guarantor or to which it is a party, whether now existing or hereafter created, and maintain and take all action (or not fail to take any action or suffer or permit any omission) necessary to maintain the representations and warranties made, as true and accurate, and will not permit or suffer a Event of Default to occur.

B.                           Maintenance of Existence.  Maintain its corporate existence.

C.                           Information.  Furnish promptly and in a form satisfactory to Lender, such information as Lender may reasonably request, from time to time.

D.                          Litigation.  Notify Lender promptly of any litigation, administrative or tax proceeding or any other material matter which would be reasonably likely to adversely impair the Guarantor’s financial condition.  For the purposes hereof, any such litigation, proceeding, matter or inquiry in which the sum in dispute is One Hundred Thousand and no/100ths Dollars ($100,000.00) or more and not covered by insurance shall be deemed to be material.

E.                            Income Taxes.  Pay when due all federal, state and/or city income taxes, and to notify Lender promptly in the event of its failure to make any such payment when due.

Section 15.                   Remedies in Event of Default.

Upon the occurrence of any Event of Default, the Lender shall have the right to sell as much of the Collateral as required to satisfy the Note and/or the Indebtedness and all sums due thereunder including, but not limited to, the costs of collection, fees, charges, costs of collection, accrued and unpaid interest whether at the Note rate or any accelerated rate due at default or maturity, and any and all the rights and remedies provided in the Note and/or Collateral Documents.

Section 16.                   Miscellaneous.

A.                         Non-Waiver.  No delay or failure of Lender in exercising any right, remedy, power or privilege hereunder or other Security Instruments shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege.

B.                           Enforcement.  Lender shall not seek to enforce this Guaranty so long as Borrower PDS Gaming Corporation is a publicly traded corporation.

C.                           Delay.  No delay or failure of Lender at any time to demand strict adherence to the terms hereof or other Security Instruments, shall be deemed to constitute a course of conduct inconsistent with the Lender’s right at any time, before or after any Event of Default, to demand strict adherence to the terms hereof or the Security Instruments.

D.                          Governing Law.  This Guaranty shall be interpreted and the rights of the parties hereunder shall be determined under the laws of the State of Nevada.

E.                            Invalidity.  Should any part, term or provision of this Guaranty be by the courts decided to be illegal or in conflict with any law of the State of Nevada, the validity of the remaining portions or provisions of this Guaranty shall not be affected thereby.

IN WITNESS WHEREOF, the Guarantor hereto has caused these presents to be executed all as of the day and year first above written.

WITNESS:	“Guarantor”

/s/ Sheila M. Waid

	By:	/s/ Johan P. Finley